Exhibit 10.51

STOCKHOLDER’S AGREEMENT

DATED AS OF

, 2014

AMONG

SIRVA, INC.,

COMMERCIAL FINANCE SERVICES 1107, LLC,

EGI FUND (08-10) INVESTORS, L.L.C.

AND

EGI FUND (11-13) INVESTORS, L.L.C.

THIS STOCKHOLDER’S AGREEMENT (this “Agreement”)

dated as of         , 2014 among:

(i) SIRVA, Inc., a Delaware corporation (the “Company”);

(ii) Commercial Finance Services 1107, LLC, (collectively, with its permitted assignees as contemplated by Section 4.01(b), “Aurora”); and

(iii) EGI Fund (08-10) Investors, L.L.C. and EGI Fund (11-13) Investors, L.L.C. (collectively, with their permitted assignees as contemplated by Section 4.01(b), “EGI”, and together with Aurora, the “Sponsor Investors”)

W I T N E S S E T H :

WHEREAS, in connection with underwritten initial public offering of Common Stock of the Company (the “Initial Public Offering”), it is the intention of the parties hereto to enter into this Agreement to govern the Sponsor Investors’ rights with respect to the Company.

NOW, THEREFORE, for good and valuable consideration the sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01. Definitions.

(a) The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of an investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aurora Nominees” means the members of the Board designated by Aurora.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Change in Control” means any transaction whereby (i) any Person or Persons or “group” (other than the Sponsor Investors and their respective Affiliates) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in one or a series of transactions, of more than 50% of the total voting power or economic interest of the Company (or any entity which controls the Company or which is a successor to all or substantially all of the assets of the Company), including by way of issuance, merger, consolidation, tender or exchange offer or otherwise, or (ii) all or substantially all of the consolidated assets of the Company and its Subsidiaries are sold to any Person or Persons or “group” (other than the Sponsor Investors and their respective Affiliates). For the avoidance of doubt, neither the Initial Public Offering nor any secondary public offering shall be deemed a Change in Control.

“Charter” means the Fourth Amended and Restated Certificate of Incorporation of the Company, as the same may be amended from time to time.

“Common Stock” means the Company’s common stock, par value $0.01 per share, and any stock into which such Common Stock may thereafter be converted, changed, reclassified or exchanged.

“Company Securities” means (i) the Common Stock, (ii) any preferred stock, (iii) any other common stock issued by the Company and (iv) any securities convertible into or exchangeable for, or options, warrants or other rights to acquire, Common Stock or any other common stock issued by the Company.

“EGI Nominees” means the members of the Board designated by EGI.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Necessary Action” means, with respect to a specified result, all actions (to the extent permitted by applicable laws and stock exchange regulations) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Securities, (ii) calling and attending meetings in person or by proxy for purposes of obtaining a quorum and causing the adoption of stockholders’ resolutions and amendments to the Company’s certificate of incorporation or by–laws, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Relevant Stock Exchange” means the primary U.S. stock exchange on which the Company’s Common Stock is listed.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor Investors’ Nominees” means the Aurora Nominees and the EGI Nominees.

“Stockholder” means each Person (other than the Company) who, at any relevant determination date, shall be a party to or bound by this Agreement (as may be amended from time to time) so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Company Securities.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

(b) Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

Including. Wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”.

ARTICLE 2

CORPORATE GOVERNANCE

SECTION 2.01. Board of Directors; Board Nominees; Committees.

(a) Concurrently with the Initial Public Offering, the Board shall consist of nine (9) directors comprised of the following: (i) the Aurora Nominees shall be Ryan McCarthy, Gerald Parsky and Lawrence Bossidy, (ii) the EGI Nominees shall be Ellen Havdala and Mark Sotir and (iii) the other directors shall be Wes Lucas, Douglas C. Laux, Mats Lindstrand and John D. Watkins, Jr.

(b) From and after the Initial Public Offering, so long as a Sponsor Investor owns: (i) 22.5% or more of the issued and outstanding Common Stock of the Company (excluding any subsequent acquisition of Common Stock, other than Common Stock acquired from the Company in a privately negotiated transaction), such Sponsor Investor shall be entitled to designate to the Board at least three (3) of the Board’s nine (9) directors; (ii) less than 22.5%, but at least 10% of the issued and outstanding Common Stock of the Company (excluding any subsequent acquisition of Common Stock, other than Common Stock acquired from the Company in a privately negotiated transaction), such Sponsor Investor shall be entitled to designate to the Board at least two (2) of the Board’s nine (9) directors; or (iii) less than 10%, but at least 5% of the issued and outstanding Common Stock of the Company (excluding any subsequent acquisition of Common Stock, other than Common Stock acquired from the Company in a privately negotiated transaction), such Sponsor Investor shall be entitled to designate to the Board at least one (1) of the Board’s nine (9) directors.

(c) Subject to applicable law and the Relevant Stock Exchange rules, (1) the Board shall have at least the following committees and (2) each committee of the Board shall have at least one member designated by Aurora and one member designated by EGI.

(i) Compensation Committee which shall consist of members appointed by the Board. The members of the Compensation Committee shall initially be Gerald Parsky, Ellen Havdala and Mats Lindstrand.

(ii) Nominating and Corporate Governance Committee which shall consist of members appointed by the Board. The members of the Nominating and Corporate Governance Committee shall initially be Mark Sotir, Ryan McCarthy and John D. Watkins, Jr.

(iii) Risk Management Committee which shall consist of members appointed by the Board. The members of the Risk Management Committee shall initially be Mark Sotir, Gerald Parsky and Lawrence Bossidy.

(d) Subject to applicable law and the Relevant Stock Exchange rules, the Board shall have an Audit Committee which shall consist of members appointed by the Board. The members of the Audit Committee shall initially be Douglas C. Laux, Ryan McCarthy, Mats Lindstrand, John D. Watkins, Jr. and Mark Sotir. The Chairman of the Audit Committee shall initially be Douglas C. Laux. Within 90 days of the Fourth Amended and Restated Certificate of Incorporation of the Company becoming effective pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), the Audit Committee shall be reduced in size so as to be comprised of four directors. Within one year of the Fourth Amended and Restated Certificate of Incorporation of the Company becoming effective pursuant to the DGCL, the Audit Committee shall be reduced in size so as to be comprised of three directors.

(e) The Company agrees to cause each individual designated pursuant to this Section 2.01 or Section 2.02 to be nominated to serve as a director on the Board, or as Chairman of the Board, and the parties hereto agree to take all other Necessary Action to ensure that the composition of the Board is as set forth in this Section 2.01 and to otherwise implement the provisions of this Section 2.01 and Section 2.02.

SECTION 2.02. Vacancies. If, as a result of death, disability, retirement, resignation, removal or otherwise, there shall exist or occur any vacancy of an Aurora Nominee on the Board or an EGI Nominee on the Board, Aurora or EGI (as applicable) may designate another individual (the “Replacement Nominee”) to fill such vacancy and serve as a director on the Board.

SECTION 2.03. Fees and Reimbursement of Director Expenses.

(a) The Company shall pay to each Sponsor Investor Nominee such fees or equity incentives as may be determined by the Board and paid to directors who are not Sponsor Investor Nominees or members of management. Any such fees or equity incentives received by a Sponsor Investor Nominee may be received on behalf of such Sponsor Investor and may be paid or transferred by such Sponsor Investor Nominee to his or her affiliated Sponsor Investor or its designees.

(b) The Company shall reimburse all reasonable and documented out-of-pocket expenses incurred by the Sponsor Investors’ Nominees in connection with traveling by first or business class on a commercial air carrier to and from and attending meetings of the Board and while conducting business at the request of the Company.

SECTION 2.04. Corporate Opportunities. In furtherance of, and without limiting what is set forth in the Charter, except as may be otherwise expressly agreed in writing by the Company and a Sponsor Investor and its Affiliates, the Company, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities, which are from time to time presented to the Sponsor Investors or any of their respective managers, officers, directors, agents, stockholders, members, partners, employees, Affiliates and subsidiaries (other than the Company and its Subsidiaries), even if the opportunity is one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person or entity shall be liable to the Company or any of its Subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that any such person or entity pursues or acquires such business opportunity, directs such business opportunity to another person or entity or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries unless, in the case of any such person who is a director or officer of the Company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Company. The alteration, amendment, addition to or repeal of this Section 2.04, shall not eliminate or reduce the effect of this Section 2.04 in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Section 2.04, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.

ARTICLE 3

CONFIDENTIAL INFORMATION

SECTION 3.01. Confidentiality.

(a) The Company acknowledges and agrees that (i) each Sponsor Investor may disclose Confidential Information to its Affiliates, representatives and advisors, (ii) any Sponsor Investor Nominee may disclose Confidential Information to his or her affiliated Sponsor Investor and such Sponsor Investor’s Affiliates, representatives and advisors, (iii) each Sponsor Investor and its Affiliates may disclose Confidential Information if requested or required by law, judicial or governmental order, deposition, interrogatory, subpoena, civil investigation, demand, discovery request or similar process (provided that if such disclosure is requested rather than required under applicable law, such Sponsor Investor shall, to the extent permitted by applicable law, promptly notify the Company prior to any such disclosure to the extent practicable and cooperate with the Company, at the Company’s sole cost and expense, in any attempts it may make to obtain a protective order or other appropriate assurance that confidential treatment will be afforded the Confidential Information) and (iv) for so long as a Sponsor Investor owns 5% or more of the issued and outstanding Common Stock of the Company (excluding any subsequent acquisition of Common Stock, other than Common Stock acquired from the Company in a privately negotiated transaction), such Sponsor Investor and its Affiliates (a) will be granted access to customary non-public information of the Company and members of the Company’s management team as reasonably requested by such Sponsor Investor and (b) may disclose Confidential Information to any potential purchaser of the Company or proposed party to a Third Party Transfer that executes a customary confidentiality agreement that includes an acknowledgment of the illegality of trading on material non-public information. Except as set forth in this Section 3.01, neither Sponsor Investor will disclose Confidential Information to any third party.

(b) “Confidential Information” shall mean any confidential or proprietary information relating to the business or affairs of the Company or any of its Affiliates, including, but not limited to, information relating to financial statements, customer identities, potential customers, employees, sales representatives, suppliers, servicing methods, equipment programs, strategies and information, analyses, profit margins or other proprietary information used by the Company or any of its Affiliates; provided, however, that Confidential Information does not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of each Sponsor Investor; provided that Confidential Information shall not include information that (i) is or becomes generally known to the public other than as a result of a disclosure by such Sponsor Investor in violation of this Agreement, (ii) is or was available to such Sponsor Investor on a non-confidential basis prior to its disclosure to such Sponsor Investor, or (iii) was or becomes available to such Sponsor Investor from a source other than the Company or a Board member, which source is or was (at the time of receipt of the relevant information) not bound by a confidentiality agreement with the Company or another person.

ARTICLE 4

MISCELLANEOUS

SECTION 4.01. Binding Effect; Assignability; Benefit.

(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise; provided, however, that in connection with any Transfer of Company Securities by a Sponsor Investor (i) to any of its Affiliates or (ii) of 10% or more of the issued and outstanding Common Stock of the Company in a privately negotiated transaction (a “Third Party Transfer”), in each case such Sponsor Investor may assign all or any portion of its rights as set forth in Article 2 and Article 3 to any such transferee who agrees to be bound by this Agreement; provided, further, however, that in the case of a Third Party Transfer, the requisite ownership thresholds set forth in this Agreement shall apply to such third party transferee based on the number of shares of Common Stock of the Company received by such third party transferee from such Sponsor Investor in such Third Party Transfer (and excluding any prior or subsequent acquisitions of Common Stock by such transferee via an open market transaction). Each Sponsor Investor shall provide the Company with prompt written notice following a Third Party Transfer. Except for Section 2.04 and Section 4.12, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 4.02. Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission,

If to the Company, to:

c/o SIRVA, Inc.

One Parkview Plaza

Oakbrook Terrace, Illinois 60181

Attention: General Counsel

If to Aurora, to:

Commercial Finance Services 1107, LLC

c/o Aurora Resurgence Fund II, L.P.

Aurora Capital Group

Los Angeles, California 90024

Attention: General Counsel

In each case with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Douglas P. Warner, Esq.

Fax: (212) 310-8007

If to EGI, to

Equity Group Investments

2 N. Riverside Plaza, Suite 600

Chicago, Illinois 60606

Attention: Jon Wasserman

In each case with a copy to:

Equity Group Investments

2 N. Riverside Plaza, Suite 600

Chicago, Illinois 60606

Attention: Philip Tinkler

or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other parties hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one (1) Business Day, or by personal delivery, whether courier or otherwise, made within two (2) Business Days after the date of such facsimile transmissions.

Any Person that hereafter becomes a Stockholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Stockholder.

SECTION 4.03. Waiver; Amendment; Termination.

(a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company and each Sponsor Investor.

(b) This Agreement shall terminate upon, (i) the written request of both Sponsor Investors or (ii) such time as the Sponsor Investors and their respective Affiliates or any transferee of a Sponsor Investor or its Affiliates who agrees to be bound by this Agreement pursuant to Section 4.01(b) each owns less than 5% in the aggregate of the issued and outstanding Common Stock of the Company.

SECTION 4.04. Fees and Expenses. The Company shall pay the costs and expenses incurred in connection with (i) the preparation, negotiation and execution of this Agreement and all amendments thereto and (ii) each Sponsor Investor’s enforcement of its rights and remedies set forth in this Agreement.

SECTION 4.05. Governing Law. This Agreement, and all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) based upon, arising out of, related to or otherwise in connection with this Agreement or the transactions contemplated hereby, shall be exclusively governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

SECTION 4.06. Jurisdiction. The parties hereby agree that any suit, action or proceeding (whether at law, in equity, in contract, in tort or otherwise) seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement)

shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.03 shall be deemed effective service of process on such party.

SECTION 4.07. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 4.08. Specific Enforcement; Cumulative Remedies. The parties hereto acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in his or its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

SECTION 4.09. Entire Agreement. This Agreement and any exhibits and other documents referred to herein constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

SECTION 4.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 4.11. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 4.12. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that the entities comprising each of Commercial Finance Services 1107, LLC, EGI Fund (08-10) Investors, L.L.C. and EGI Fund (11-13) Investors, L.L.C. are limited liability companies, each party to this Agreement covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Sponsor Investor’s current or future Affiliates or current or future directors, officers, employees, agents, general or limited partners, members, managers or trustees of the Sponsor Investor or any Affiliate thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Sponsor Investor’s current or future Affiliates or current or future directors, officers, employees, agents, general or limited partners, members, managers or trustees of the Sponsor Investor or any Affiliate thereof, for any obligation of a Sponsor Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation (in each case, except in the case of any such Person trading on material non-public Confidential Information in violation of Section 3.01 and applicable law).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SIRVA, INC.

By:
Name:
Title:

Commercial Finance Services 1107, LLC

By:
Name:
Title:

EGI Fund (08-10) Investors, L.L.C.

By:
Name:
Title:

EGI Fund (11-13) Investors, L.L.C.

By:
Name:
Title:

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